UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

ARCADIA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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202 Cousteau Place, Suite 105

Davis, CA 95618

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 9, 2016

Dear Stockholders of Arcadia Biosciences, Inc.:

We are pleased to invite you to attend our 2016 Annual Meeting of Stockholders to be held on Thursday, June 9, 2016 at 9:00 a.m. Pacific Time at the offices of Deloitte & Touche LLP, 2901 North Central Avenue, Suite 1200, Phoenix, Arizona 85012 (the “Annual Meeting”). At the Annual Meeting, we will ask you to consider the following proposals:

•	To re-elect two (2) Class I directors;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2016; and

•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 11, 2016 as the record date for the Annual Meeting. Stockholders of record as of April 11, 2016 may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about April 22, 2016.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Wendy S. Neal

Vice President, Chief Legal Officer & Corporate

Secretary

Davis, California

April 22, 2016

Whether or not you expect to participate in the Annual Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on June 9, 2016: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, is available at the following website: www.proxyvote.com.

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 9, 2016

-i-

-ii-

ARCADIA BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Thursday, June 9, 2016

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2016 annual meeting of stockholders of Arcadia Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 9, 2016 at 9:00 a.m. Pacific Time at the offices of Deloitte & Touche LLP, 2901 North Central Avenue, Suite 1200, Phoenix, Arizona 85012. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “Arcadia” refer to Arcadia Biosciences, Inc.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about April 22, 2016 to all stockholders entitled to vote at the Annual Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is included in the proxy materials?

A:	The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 8, 2016 (the “Annual Report”). These materials were first made available to you via the Internet on or about April 22, 2016. Our principal executive offices are located at 202 Cousteau Place, Suite 105, Davis, CA 95618, and our telephone number is (530) 756-7077. We maintain a website at www.arcadiabio.com. The information on our website is not a part of this Proxy Statement.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:	In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 22, 2016 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting:

•	to re-elect George F.J. Gosbee and James R. Reis as Class I directors;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2016; and

•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends a vote:

•	FOR the re-election of George F.J. Gosbee and James R. Reis as Class I directors; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2016.

Q:	Who may vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on April 11, 2016 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 44,251,746 shares of Arcadia’s common stock issued and outstanding, held by 53 holders of record. Each share of Arcadia’s common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposals?

A:

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors.

Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What items will be voted on at the Annual Meeting?” is as follows:

Proposal No.	Vote	Board Voting Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact

2	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	If I am a stockholder of record of Arcadia’s shares, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by June 8, 2016.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 8, 2016.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•	In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Arcadia.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Arcadia’s Corporate Secretary at Arcadia Biosciences, Inc., 4222 East Thomas Road, Suite 320, Phoenix, AZ 85018 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the meeting in person?

A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of April 11, 2016, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the Annual Meeting?

A:	Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Arcadia stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Arcadia that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 or (3) contact our Investor Relations department by email at ir@arcadiabio.com or by telephone at (530) 750-7191. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my Arcadia shares or need to change my mailing address?

A:	You may contact our transfer agent, AST, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at info@amstock.com, if you have questions about your Arcadia shares or need to change your mailing address.

Q:	Who will tabulate the votes?

A:	An affiliate of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Arcadia’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 Annual Meeting of Stockholders, the Corporate Secretary of Arcadia must receive the written proposal at our principal executive offices no later than December 23, 2016. If we hold our 2017 Annual Meeting of Stockholders more than 30 days before or after June 9, 2017 (the one-year anniversary date of the 2016 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Arcadia Biosciences, Inc.

Attn: Corporate Secretary

4222 East Thomas Road, Suite 320

Phoenix, AZ 85018

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder (i) who is a stockholder of record at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and (ii) who has timely complied in proper written form with the notice procedures set forth in our amended and restated bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our amended and restated bylaws and applicable law. To be timely for our 2017 Annual Meeting of Stockholders, the Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 9, 2017, and

•	not later than the close of business on March 11, 2017.

If we hold our 2017 Annual Meeting of Stockholders more than 30 days before or after June 9, 2017 (the one-year anniversary date of the 2016 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the Corporate Secretary at our principal executive offices not later than the close of business on the later of:

•	the 90th day prior to such annual meeting, and

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)	As to each matter of business the stockholder intends to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made,

(B)	As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the business is proposed (each, a “party”), (1) the name and address of each such party; (2) the class, series and number of shares of capital stock of the Company which are owned, directly or indirectly, beneficially and of record by each such party, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (5) any short interest in any security of the Company held by each such party (a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (7) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (8) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date) (these preceding eight requirements, collectively referred to as the “Notice Requirements”).

Nomination of Director Candidates: A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 4222 East Thomas Road, Suite 320, Phoenix, AZ 85018. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

In addition, our amended and restated bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record at the time the stockholder provides proper written notice of the proposed nomination. Nominations by eligible stockholders must also be in proper written form in compliance with our amended and restated bylaws as summarized below. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)	As to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

(B)	As to each party on whose behalf the nomination is made, the Notice Requirements as described on pages 7 and 8 of this Proxy Statement.

Availability of Bylaws: A copy of our amended and restated bylaws is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.” You may also contact the Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law, control stockholder actions and nominations relating to our annual meetings.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees (ages as of April 11, 2016):

Name	Age	Position
Roger J. Salameh	52	Interim President and Chief Executive Officer
Vic C. Knauf, Ph.D.	64	Chief Scientific Officer and Director
Steven F. Brandwein	60	Interim Chief Financial Officer
Wendy S. Neal	42	Vice President and Chief Legal Officer
Zhongjin Lu, Ph.D.	50	Vice President of Product Development
Darby E. Shupp	40	Chairman of the Board of Directors
Matthew A. Ankrum	46	Director
Uday Garg	37	Director
George F.J. Gosbee	46	Director
James R. Reis	58	Director
Rajiv Shah, M.D.	43	Director

Executive Officers

Roger J. Salameh has served as our Interim President and Chief Executive Officer since February 2016. Mr. Salameh has been our Vice President of Business Development since April 2008 and previously served as our Manager of Business Development from November 2003 to April 2008. Mr. Salameh has more than 22 years of executive, managerial, and operations experience in agricultural, biotechnology, and food ingredients businesses. Prior to joining our Company, Mr. Salameh was a consultant with Rockridge. Before joining Rockridge, Mr. Salameh served as director of business development at Monsanto Company. Prior to Monsanto, Mr. Salameh served as product manager for Calgene, Inc.’s genetically modified oils business. Mr. Salameh attended New York University where he studied Economics and Political Science.

Vic C. Knauf, Ph.D. has served as our Chief Scientific Officer since February 2005 and as a director since February 2016. Dr. Knauf has 30 years of experience in agricultural product and technology development. Prior to joining our Company, Dr. Knauf founded Anawah, Inc., a food and agricultural research company focused on the development of value-added whole foods, which we acquired in 2005. Before Anawah, Dr. Knauf served as a Director of Monsanto Food and Nutrition Research and Vice President of Research at Calgene, Inc. Dr. Knauf holds a B.S. in Biology from the New Mexico Institute of Mining and Technology and a M.S. and Ph.D. in Microbiology and Immunology from the University of Washington. We believe that Dr. Knauf is qualified to serve on our Board of Directors due to his extensive experience in agricultural product and technology development and his understanding of Arcadia gained during more than ten years of service as our Chief Scientific Officer.

Steven F. Brandwein has served as our Interim Chief Financial Officer since October 2015. Mr. Brandwein has been our Vice President of Finance and Administration since May 2002 and our Treasurer since June 2014. He previously served as our Secretary from September 2002 until June 2014. Mr. Brandwein has more than 30 years of business, operations and international finance experience in agricultural biotechnology and a range of other industries. Prior to joining us, Mr. Brandwein served as CFO for Rulebase, Inc., an early-stage software company, where he led the finance, accounting, and human resources functions. Before joining Rulebase, Mr. Brandwein spent more than 10 years as an executive with Dial Corporation, including seven years based in London as the Controller for the company’s European finance subsidiaries, and three years as an excise tax auditor with the U.S. Department of the Treasury. Mr. Brandwein holds a B.A. in International Relations from the University of Minnesota and a Masters in International Management from Thunderbird School of Global Management.

Wendy S. Neal has served as our Vice President and Chief Legal Officer since October 2008, and has served as our Secretary since June 2014. Ms. Neal has more than 17 years of experience in intellectual property and business law. Prior to joining our Company, Ms. Neal was a partner in the Intellectual Property & Technology group at the law firm of Snell & Wilmer L.L.P. and served as our outside counsel. Prior to joining Snell & Wilmer, Ms. Neal worked with the patent team at GE Aircraft Engines and has served in technical roles at companies such as BP Oil, BP Chemicals, and Henkel Corporation. Ms. Neal has also served as Risk Policy Consultant to the American Institute of Chemical Engineers government relations team. Ms. Neal holds a B.S. in Chemical Engineering and a J.D. from the University of Cincinnati.

Zhongjin Lu, Ph.D. has served as our Vice President of Product Development since February 2010. He previously served as our Director of Product Development and Plant Breeding from our inception until February 2010. Dr. Lu has 30 years of experience in agronomy, crop genetics and breeding, plant physiology, and agricultural biotechnology. Prior to joining our Company, Dr. Lu was the Director of Plant Breeding and Senior Scientist at Seaphire International, Inc., a seawater-based agricultural company in Arizona. Before his work with Seaphire, Dr. Lu worked for Monsanto Company where he was responsible for the project of salicornia genetic improvement for saline agriculture. Prior to Monsanto Company, Dr. Lu was associated with the University of Arizona, USA, and Jiangsu Academy of Agricultural Sciences, China. Dr. Lu holds an M.S. in Plant Genetics and Breeding from Nanjing Agricultural University, China, and a Ph.D. in Plant Physiology from Technion—Israel Institute of Technology.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Nominees for Director

George F.J. Gosbee has served as a director of our Company since May 2015. In May 2010, Mr. Gosbee founded the investment firm AltaCorp Capital Inc., where he currently serves as Chief Executive Officer and Chairman of the board of directors. Since 2013, Mr. Gosbee has been a co-owner of the Arizona Coyotes, a National Hockey League team. Prior to founding AltaCorp Capital, Mr. Gosbee founded Capital Global Inc., a global energy investment firm, where he served as President, Chief Executive Officer, and Chairman of the board of directors until its acquisition in 2009. Mr. Gosbee is a director and former Vice Chair of Alberta Investment Management Co, an investment fund, and a director of BioAmber Inc., an industrial biotechnology company producing sustainable chemicals. He also served as a director of Chrysler Group LLC from July 2009 to September 2011. He holds a Bachelor of Commerce from the University of Calgary, where he specialized in finance and petroleum land management. We believe Mr. Gosbee is qualified to serve on our Board of Directors due to his twenty years of experience in corporate finance, investment banking, and global capital markets, which provides our board with valuable insights on financial and strategic planning matters.

James R. Reis has served as a director of our Company since August 2005. He also served as a director of Apollo Group, Inc. from March 2007 to January 2010. Since 2005, Mr. Reis has been employed by and served as Vice Chairman of Gainsco, Inc., an insurance company. Mr. Reis holds a B.S. in Accounting from St. John Fisher College in Rochester, New York and is a Certified Public Accountant (inactive). We believe that Mr. Reis is qualified to serve as a member of our Board of Directors due to his financial, accounting, and operational expertise from prior experience as an executive and director for public and private technology companies.

Other Non-Employee Directors

Darby E. Shupp has served as chairman of our Board of Directors since June 2014 and as a director of our Company since February 2010, and served as our Treasurer from February 2010 until June 2014. Since January 2010, Ms. Shupp has served as Chief Financial Officer of Moral Compass Corporation, an investment company formed by the late Dr. John Sperling, the founder of Apollo Education Group, Inc. and one of our founders. Since

February 2005, Ms. Shupp has been employed by various entities affiliated with Moral Compass Corporation. She previously worked for Deloitte LLP as an Audit Manager serving clients in the business services, manufacturing, and real estate industries. Ms. Shupp has served as a director of Apollo Education Group since March 2011. Ms. Shupp holds a B.S. in Accountancy from Arizona State University and is a Certified Public Accountant. We believe that Ms. Shupp is qualified to serve on our Board of Directors due to her management, accounting, and operational experience as an executive and director for public and private companies.

Matthew A. Ankrum has served as a director of our Company since May 2015. In December 2010, Mr. Ankrum co-founded BodeTree LLC, a business-to-business subscription-based web application, where he continues to serve as Chairman of the company. From August 2008 to September 2012, Mr. Ankrum served as the head of strategy for Apollo Education Group, Inc. Prior to these positions, Mr. Ankrum served as a financial analyst and portfolio manager for Janus Capital Management, Lateef Investment Management, and William Blair & Company. Mr. Ankrum holds a B.A. in Finance from the University of Wisconsin, Madison and an M.B.A. from the University of Chicago. We believe Mr. Ankrum is qualified to serve on our Board of Directors due to his knowledge of technology companies and his management, financial, and operational experience with public and private companies.

Uday Garg has served as a director of our Company since June 2014. He has also served as a director of Jain Fresh Foods Limited, India since March 2016. Mr. Garg founded Mandala Capital, a private equity fund, in 2008 and has served as managing director and a director since its inception. As part of his duties at Mandala, Mr. Garg serves on the boards of various Mandala portfolio companies and affiliated investment vehicles. Previously, Mr. Garg was a portfolio manager at Duet Group, Altima Partners, and Amaranth Advisors. He began his career as an investment banker in the corporate finance and mergers and acquisitions department of Deutsche Bank. He holds a B.S. in Economics with a concentration in Finance from the Wharton School of Business at the University of Pennsylvania. We believe that Mr. Garg is qualified to serve on our Board of Directors due to his considerable experience in the private equity industry and extensive knowledge of the seed business in India, which provides our Board of Directors a useful perspective on our business strategy in India.

Rajiv Shah, M.D. has served as a director of our Company since May 2015. He has also served as a director of Omeros Corporation since June 2015. Dr. Shah served as Administrator of the United States Agency for International Development, or USAID, from January 2010 to February 2015. Prior to his appointment at USAID, Dr. Shah served as Undersecretary and Chief Scientist at the U.S. Department of Agriculture, during which time he created the National Institute for Food and Agriculture. Prior to working in government, Dr. Shah spent eight years at the Bill & Melinda Gates Foundation, where he led efforts in global health, agriculture, and financial services. Dr. Shah holds a B.S. from the University of Michigan, an M.Sc. in Health Economics from the Wharton School of Business at the University of Pennsylvania and an M.D. from the University of Pennsylvania School of Medicine. We believe Dr. Shah is qualified to serve as a member of our Board of Directors due to his experience in agriculture, government, and regulatory affairs.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. Our Board of Directors currently consists of seven directors, five of whom qualify as “independent” under the listing standards of The NASDAQ Stock Market.

Effective February 11, 2016, Eric J. Rey resigned as our President and Chief Executive Officer, and as a member of our Board of Directors. On February 10, 2016, Mark W. Wong resigned as a member of our Board of Directors and as our Acting President and Chief Executive Officer, which he had been serving as effective as of January 12, 2016 while Mr. Rey took a medical leave of absence. Effective February 11, 2016, our Board of Directors appointed Vic C. Knauf to the Board of Directors. On April 7, 2016, our Board of Directors approved a decrease in the size of our Board of Directors from eight to seven. Our amended and restated bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and seven directors are currently authorized.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are George F.J. Gosbee and James R. Reis, and their terms will expire at the Annual Meeting and they are standing for re-election at this annual meeting of stockholders;

•	the Class II directors are Matthew A. Ankrum, Rajiv Shah, and Vic C. Knauf, and their terms will expire at the annual meeting of stockholders to be held in 2017; and

•	the Class III directors are Uday Garg and Darby E. Shupp, and their terms will expire at the annual meeting of stockholders to be held in 2018.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Board Meetings and Director Communications

During fiscal year 2015, the Board of Directors held six meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Directors are also encouraged to attend annual meetings of the stockholders of the Company.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s Corporate Secretary in Phoenix, Arizona, addressed to the intended recipient and care of the Corporate Secretary. The Corporate Secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors. For a more detailed description of stockholder communications, see “Communications with Our Board of Directors.”

Director Independence

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, and has considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that none of Messrs. Ankrum, Garg, Gosbee and Reis, and Dr. Shah have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of The NASDAQ Stock Market (the “Applicable Rules”). The Board determined that Ms. Shupp and

Dr. Knauf are not “independent” as that term is defined under the Applicable Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director or affiliated entities, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

The Board of Directors also has determined that each director other than Vic C. Knauf is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Board Committees

Our Board of Directors currently has an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee is comprised of Messrs. Ankrum, Gosbee, and Reis, with Mr. Reis serving as audit committee chair. Our Board of Directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the current listing standards of The NASDAQ Stock Market and SEC rules and regulations, including Rule 10A-3. Our Board of Directors also has determined that each of Messrs. Ankrum and Reis is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our audit committee held seven meetings in fiscal 2015. The responsibilities of our audit committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•	approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our Board of Directors has delegated to Mr. Reis the authority to pre-approve any auditing and permissible non-auditing services to be performed by our registered independent public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full audit committee at its first meeting following any such decision.

Our audit committee was established in accordance with, and operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of The NASDAQ Stock Market. A copy of the charter of our audit committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Compensation Committee

Our compensation committee is currently comprised of Messrs. Ankrum, Garg, and Gosbee, with Mr. Gosbee serving as compensation committee chair. Mark W. Wong was our compensation committee chair during fiscal 2015 and for a portion of fiscal 2016. Mr. Ankrum replaced Dr. Shah on the compensation committee effective April 1, 2016. Each member of our compensation committee meets the requirements for independence for compensation committee members under current NASDAQ Stock Market and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. During fiscal 2015, our compensation committee held two meetings. The responsibilities of our compensation committee include, among other things:

•	reviewing, approving, and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving or making recommendations to our Board of Directors regarding incentive compensation and equity plans; and

•	establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee has, as it has determined necessary, engaged Compensia, Inc., an independent compensation consulting firm, to provide data and recommendations that the compensation committee has used in setting executive and non-employee director compensation.

Our compensation committee was established in accordance with, and operates under, a written charter that satisfies the applicable rules of the SEC and the listing standards of The NASDAQ Stock Market. A copy of the charter of our compensation committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Nominating and Governance Committee

Our nominating and governance committee is comprised of Mr. Gosbee, Dr. Shah, and Ms. Shupp, each of whom is a non-employee member of our Board of Directors, with Ms. Shupp serving as nominating and governance committee chair. Our Board of Directors has determined that each of Mr. Gosbee and Dr. Shah meet the requirements for independence under the listing standards of The NASDAQ Stock Market and SEC rules and regulations, and thus has determined that each of Mr. Gosbee and Dr. Shah is independent. Although Ms. Shupp was not determined to be independent, she currently serves on our nominating and governance committee pursuant to the one-year phase-in exception under NASDAQ rules following a company’s initial public offering. She will continue serving on our nominating and governance committee pursuant to another exception under NASDAQ rules that allows us to have a non-independent nominating and governance committee member in certain circumstances. Our Board has determined that Ms. Shupp’s membership on the committee is in the best interests of the Company and its stockholders due to her long tenure of service on our Board and familiarity with the Company, the recent transitions on our Board and our management team, and her extensive management and operational experience as an executive and director for public and private companies working with a wide variety of board members. Because a committee member appointed under this exception may not serve longer than two years, the Board will re-evaluate the need for Ms. Shupp to remain a member of the nominating and governance committee in 2017.

During fiscal 2015, our nominating and governance committee held two meetings. The responsibilities of our nominating and governance committee include, among other things:

•	identifying, evaluating, and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;

•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviewing and assessing the adequacy of our corporate governance practices and recommending any proposed changes to our Board of Directors; and

•	evaluating the performance of our Board of Directors and of individual directors.

Our nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of The NASDAQ Stock Market. A copy of the charter of our nominating and governance committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Committee Membership

The members of each of these committees as of December 31, 2015 are identified below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
James R. Reis (chair)	Mark W. Wong (chair)	Darby E. Shupp (chair)
Matthew A. Ankrum	Uday Garg	George F.J. Gosbee
George F.J. Gosbee	Rajiv Shah, M.D.	Rajiv Shah, M.D.

Our Board of Directors was established in March 2015 in connection with our reincorporation in Delaware. Following the reincorporation, our Board initially included Eric J. Rey, Peter Gajdos, Uday Garg, James R. Reis, Mark W. Wong and Darby E. Shupp, which was the same Board composition as that of our predecessor Arizona entity. Mr. Gajdos resigned from our Board, and Messrs. Ankrum and Gosbee and Dr. Shah were appointed to our Board, in May 2015, as of the effective date of our initial public offering.

In early 2016, our Board of Directors appointed George F.J. Gosbee to replace Mark W. Wong as chair of the compensation committee, and appointed Matthew A. Ankrum to replace Rajiv Shah as a member of the compensation committee. As a result, our Board reconstituted our committees as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
James R. Reis (chair)	George F.J. Gosbee (chair)	Darby E. Shupp (chair)
Matthew A. Ankrum	Uday Garg	George F.J. Gosbee
George F.J. Gosbee	Matthew A. Ankrum	Rajiv Shah, M.D.

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and governance committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and should be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board of Directors responsibilities and responsibilities of those committees on which they serve.

Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board of Directors the director nominees for selection.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Board Leadership Structure

Ms. Shupp currently serves as Chairman of our Board and Mr. Salameh serves as our Interim President and Chief Executive Officer. Although Mr. Salameh does not serve on our Board, our Chief Executive Officer would usually be a member of our Board. The Board has not adopted a specific policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that it has achieved the best Board leadership structure for the Company by separating the roles of Chairman and Chief Executive Officer.

Ms. Shupp, as Chairman, presides at all meetings of the Board, including executive sessions of the Board and the independent directors, facilitates discussions among independent directors on key issues and concerns outside of Board meetings, serves as a liaison between the Chief Executive Officer and the other directors, reviews information to be sent to the Board, collaborates with the Chief Executive Officer and other members of Company management to set meeting agendas and Board information, assists the chairs of the committees of the Board as requested, and performs such other functions and responsibilities as requested by the Board or the independent directors from time to time. In performing the duties described above, the Chairman is expected to consult with, and does consult with, the chairs of the appropriate Board committees.

Board’s Role in Risk Oversight

In addition to the responsibilities performed by our audit committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant operational risks facing our Company related to our business, assets, and liabilities, as well as our key financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk. Our Board seeks to ensure that risks undertaken by the Company are consistent with an overall risk profile that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and therefore reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the audit committee and Company management.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2015. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2015, one director, Mr. Rey, our former President and Chief Executive Officer, was an employee. Mr. Rey’s compensation is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Darby E. Shupp	$42,188	—	$42,188
Matthew A. Ankrum	$29,688	$80,179	$109,867
Uday Garg	$28,125	—	$28,125
George F.J. Gosbee	$32,031	$80,179	$112,210
James R. Reis	$43,825	$22,532	$66,357
Rajiv Shah, M.D.	$30,469	$80,179	$110,648
Mark W. Wong	$39,950	$22,532	$62,482

(1)	Represents the cash annual retainer and the meeting attendance fees earned by the non-employee directors.
(2)	Amounts do not reflect compensation actually received by the non-employee director. Instead, the amounts represent aggregate grant date fair value of options granted during 2015 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are described in Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. Mr. Reis and Mr. Wong, as continuing non-employee directors, each received a grant of 5,000 stock options, which vest on the first anniversary of the date of grant. Mr. Wong resigned from our Board effective as of February 10, 2016. Mr. Ankrum, Mr. Gosbee, and Dr. Shah, as new non-employee directors for fiscal year 2015, each received a grant of 15,000 stock options upon the effectiveness of our initial public offering, which vest over a three-year period as described below.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2015.

Director Name	Option Grant Date	Number of Options Granted(1)		Option Exercise Price Per Share ($)(2)	Option Expiration Date
Matthew A. Ankrum	5/14/2015	15,000	(3)	$8.00	5/14/2025

George F.J. Gosbee	5/14/2015	15,000	(3)	$8.00	5/14/2025

James R. Reis	1/1/2010	15,000	(4)	$2.24	12/31/2019
	2/11/2015	5,000	(5)	$7.20	2/10/2025

Rajiv Shah	5/14/2015	15,000	(3)	$8.00	5/14/2025

Mark W. Wong	7/1/2008	10,000	(4)	$1.08	6/30/2018
	11/1/2009	5,000	(4)	$2.24	10/31/2019
	1/1/2010	30,000	(4)	$2.24	12/31/2019
	2/11/2015	5,000	(5)	$7.20	2/10/2025

(1)	As of December 31, 2015, Mr. Reis had 20,000 outstanding options, Mr. Wong had 50,000 outstanding options, and each of Mr. Ankrum, Mr. Gosbee, and Dr. Shah had 15,000 outstanding options. Mr. Wong resigned from our Board effective February 10, 2016.
(2)	The option exercise price per share reflects the fair market value per share of our common stock on the date of grant.
(3)	These options vest in three equal annual installments on May 14, 2016, 2017, and 2018.
(4)	As of December 31, 2015, all of the options were fully vested and immediately exercisable. Mr. Wong resigned from our Board effective February 10, 2016.
(5)	These options vested in full and became exercisable on February 11, 2016. Mr. Wong resigned from our Board effective February 10, 2016.

Non-Employee Director Compensation Policy

Policy in Effect for Fiscal Year 2015

On April 28, 2015, the Board of Directors approved our Director Compensation Policy. Members of the Board of Directors who are not employees are eligible for cash compensation and equity awards under the Director Compensation Policy. The Director Compensation Policy became effective as of May 14, 2015. The below discuss relates to the Director Compensation Policy that was in place for fiscal year 2015. However, as also described below, the Director Compensation Policy has been updated commencing with fiscal year 2016.

Under the Director Compensation Policy, non-employee directors receive compensation in the form of equity and cash, as described below:

Cash Compensation

Effective May 14, 2015, each non-employee director is entitled to an annual cash retainer at a rate of $40,000 for serving on our Board of Directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter.

The chairpersons and non-chair members of the Board’s three standing committees are entitled to the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter):

Board Committee	Chairperson Fee	Non-Chair Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Governance Committee	7,500	3,750

The chairman of the Board is entitled to an additional $20,000 annual cash fee (payable quarterly in arrears and prorated for partial service in a quarter).

Equity Compensation

Upon joining the Board, each newly elected non-employee director (excluding an employee director who ceases to be an employee, but who remains a director) receives an initial option to purchase 15,000 shares of our common stock. This initial option will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each vesting date. The per share exercise price for the initial option shall be equal to the fair market value for a share of our common stock on the date of grant. An employee director who ceases to be an employee, but who remains a director, will not receive an option grant.

On the date of each annual meeting of our stockholders, each non-employee director will be granted an annual option to purchase 5,000 shares of our common stock. This annual option will vest and become exercisable on the earlier of (i) the one year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The per share exercise price for the annual option shall be equal to the fair market value for a share of our common stock on the date of grant.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Policy in Effect for Fiscal Year 2016

In February and March 2016, the compensation committee of our Board of Directors evaluated our director compensation policies to determine whether they were competitive in the current marketplace. In conducting its evaluation, the compensation committee retained and relied on analysis, evaluation, and recommendations prepared by Compensia, an independent compensation consultant. At a March 4, 2016 meeting, our compensation committee recommended and our Board of Directors approved adjustments to our Director Compensation Policy. Following is a discussion of the Director Compensation Policy that applies to cash compensation effective January 1, 2016 and equity compensation effective as of the Annual Meeting.

Cash Compensation

Effective as of January 1, 2016, each non-employee director is entitled to an annual cash retainer at a rate of $30,000 for serving on our Board of Directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director shall receive the following amount for each regular meeting of the Board attended: (i) $2,500 if attendance is in person or (ii) $500 if attendance is through remote means (e.g., attending by telephone); provided, however, that the total meeting fees may not exceed $10,000 per calendar year.

The chairpersons and non-chair members of the Board’s three standing committees are entitled to the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter):

Board Committee	Chairperson Fee	Non-Chair Member Fee
Audit Committee	$18,000	$7,500
Compensation Committee	12,000	6,000
Nominating and Governance Committee	8,500	4,500

The chairman of the Board is entitled to an additional $40,000 annual cash fee (payable quarterly in arrears and prorated for partial service in a quarter).

Equity Compensation

Effective as of the Annual Meeting, upon joining the Board, each newly elected non-employee director (excluding an employee director who ceases to be an employee, but who remains a director) receives an initial option to purchase a number of shares of our common stock equal to equal to (x) $60,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This initial option will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each vesting date. The per share exercise price for the initial option shall be equal to the fair market value for a share of our common stock on the date of grant, which shall be equal to the closing price of our common stock on the date of grant as reported on the NASDAQ Stock Market. An employee director who ceases to be an employee, but who remains a director, will not receive an option grant.

On the date of each annual meeting of our stockholders, each non-employee director (including a non-employee director who was previously an employee) will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $30,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option will vest and become exercisable on the earlier of (i) the one year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The per share exercise price for the annual option shall be equal to the fair market value for a share of our common stock on the date of grant.

On the date of each annual meeting of our stockholders, the chairman of the Board will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $40,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option for the chairman of the Board will vest and become exercisable on the earlier of (i) the one year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the chairman of the Board’s continued service through the vesting date. The per share exercise price for the annual option for the chairman of the Board shall be equal to the fair market value for a share of our common stock on the date of grant.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers, and ten percent (10%) stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for fiscal year 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 11, 2016 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

(2)	each of our named executive officers;

(3)	each of our directors; and

(4)	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on April 11, 2016.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 11, 2016. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 44,251,746 shares of our common stock outstanding as of April 11, 2016.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers and Directors:
Eric J. Rey(1)	1,258,013	2.8%
Vic C. Knauf, Ph.D.(2)	403,019	0.9
Wendy S. Neal(3)	189,499	*
Thomas P. O’Neil(4)	—	—
Darby E. Shupp(5)	22,515,364	50.9
Matthew A. Ankrum	—	—
Uday Garg(6)	10,195,651	23.0
George F.J. Gosbee	—	—
James R. Reis(7)	70,000	*
Rajiv Shah, M.D.	—	—
All current executive officers and directors as a group (12 persons)(8)	34,154,769	77.2
5% Stockholders:
Moral Compass Corporation(5)	22,515,364	50.9
4835 E. Exeter Blvd. Phoenix, AZ 85018
Mandala Agribusiness Fund(6)	10,195,651	23.0
c/o GFin Corporate Services Ltd., 9th Floor, Orange Tower, Cybercity, Ebene, Mauritius
Waddell & Reed Financial, Inc.(9)	5,420,374	12.2
6300 Lamar Avenue Overland Park, KS 66202

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Mr. Rey served as our President and Chief Executive Officer and as a member of our Board of Directors until his resignation from those positions on February 11, 2016. Beneficial and percentage ownership is based in part on information contained in a Form 4 filed on February 3, 2016 by Mr. Rey. Consists of (i) 140,180 shares of common stock and (ii) 1,117,833 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 11, 2016.
(2)	Consists of (i) 47,134 shares of common stock, (ii) 408 shares of common stock issuable pursuant to a warrant exercisable within 60 days after April 11, 2016, and (iii) 355,477 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 11, 2016.
(3)	Consists of (i) 750 shares of common stock and (ii) 188,749 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 11, 2016.
(4)	Mr. O’Neil served as our Chief Financial Officer until his separation from the Company on October 16, 2015.
(5)	Beneficial and percentage ownership is based on information contained in a Schedule 13D filed on May 26, 2015 by Moral Compass Corporation (“MCC”). This schedule indicates that, as of May 15, 2015, MCC had sole voting and sole dispositive power over 22,515,364 shares of our common stock. MCC is owned by the John G. Sperling 2012 Irrevocable Trusts No. 1, 2 and 3 (collectively, the “Sperling Trusts”). Ms. Shupp, Terri Bishop, and Peter Sperling together serve as trustees of the Sperling Trusts and have shared voting and investment power of the shares held by MCC. Ms. Shupp is the chairman of our Board of Directors.
(6)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed on February 16, 2016 by Mandala Agribusiness Fund (“MAF”) on its own behalf and on behalf of certain affiliated entities and persons. This schedule indicates that, as of December 31, 2015, the board of directors of MAF had shared voting and dispositive power over (i) 8,705,808 shares of common stock owned by Mandala Agribusiness Co-Investments I Ltd. (“MACIL”), (ii) 375,000 shares of common stock owned by Mandala Capital AG Limited (“MCAL”), and (iii) 1,114,843 shares of common stock issuable pursuant to warrants held by MACIL that are exercisable within 60 days after April 11, 2016. Mr. Garg is a member of our Board of Directors as well as managing director and a member of the board of directors of MACIL. Mr. Garg, Dominic Redfern, Tej Gujadhur, and Sheokumar Gujadhur are members of the board of directors of MAF.
(7)	Consists of (i) 50,000 shares of common stock and (ii) 20,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 11, 2016.
(8)	Consists of (i) 31,789,045 shares of common stock, (ii) 1,115,251 shares of common stock issuable pursuant to warrants exercisable within 60 days after April 11, 2016, and (iii) 1,250,473 shares of common stock subject to options exercisable within 60 days of April 11, 2016, in each case beneficially owned by our current executive officers and directors.
(9)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed on February 12, 2016 by Waddell & Reed Financial, Inc. (“Waddell & Reed”) on its own behalf and on behalf of certain subsidiaries. This schedule indicates that, as of December 31, 2015, Waddell & Reed, together with its subsidiaries, had sole voting and sole dispositive power over 5,420,374 shares of our common stock.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the following section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this Proxy Statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

George F.J. Gosbee (Chair)

Uday Garg

Matthew A. Ankrum

Executive Compensation

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act. This executive compensation section discloses the compensation awarded to, or earned by, our “named executive officers” or “NEOs” during 2014 and 2015. For 2015, our NEOs were:

•	Eric J. Rey, our former President and Chief Executive Officer;

•	Vic C. Knauf, Ph.D., our Chief Scientific Officer;

•	Wendy S. Neal, our Vice President and Chief Legal Officer; and

•	Thomas P. O’Neil, our former Chief Financial Officer.

The above list includes our principal executive officer, the next two most highly compensated executive officers for fiscal year 2015, and Mr. O’Neil. Although Mr. O’Neil terminated employment with the Company on October 16, 2015, he will be a named executive officer of the Company for fiscal year 2015 because if he had remained employed until December 31, 2015, he would have been one of the two highest paid executive officers other than our principal executive officer.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Historically, our Chief Executive Officer has made recommendations to our compensation committee, often attended committee meetings, and was involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer did not make recommendations as to his own compensation. Additionally, our Chief Executive Officer made recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2015 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)		Total ($)
Eric J. Rey	2015	$389,259	$60,000	—	—	—	—		$449,259
Former President and Chief Executive Officer	2014	$338,057	—	—	$108,612	—	—		$446,669

Vic C. Knauf, Ph.D.	2015	$278,268	—	—	—	$32,095	—		$310,363
Chief Scientific Officer	2014	$261,503	—	—	$54,306	—	—		$315,809

Wendy S. Neal	2015	$410,621	—	—	$45,040	$28,321	—		$483,982
Vice President and Chief Legal Officer	2014	$405,995	—	—	$54,306	—	—		$460,301

Thomas P. O’Neil(4)	2015	$182,166	—	—	$281,438	—	$56,118	(5)	$519,722
Former Chief Financial Officer						—

(1)	Mr. Rey received a negotiated-upon bonus amount for fiscal year 2015, which was paid in 2016 in connection with his resignation as President and Chief Executive Officer of the Company.
(2)	The amounts shown represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(3)	Represents amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2015, which amounts were paid in 2016. Mr. O’Neil did not receive a bonus for fiscal year 2015 because he did not remain employed until the payment of such bonuses for fiscal year 2015. For Dr. Knauf and Ms. Neal, the bonuses for fiscal year 2015 were determined based on a weighted average of several metrics: (i) 25% Financial Goals (split evenly between Revenue ($9.1 million) and Operating Expense ($17.6 million)); (ii) 30% Milestone Goals; (iii) 20% Strategic Goals; and (iv) 25% Individual Goals. For fiscal year 2015, the Company did not meet the Milestone Goals or the Revenue Goal, but did partially achieve each of the Operating Expense Goal (88% achievement resulting in a 70% payout for that element of the bonus) and the Strategic Goals (82% achievement resulting in a 70% payout for that element of the bonus). Additionally, the compensation committee in consultation with Mr. Rey determined that Dr. Knauf met 72% of his Individual Goals, resulting in a 40% payout for that element of the bonus, and Ms. Neal met 100% of her Individual Goals, resulting in a 100% payout for that element of the bonus.
(4)	Mr. O’Neil commenced employment in fiscal year 2015 and, therefore, no compensation data is provided for fiscal year 2014.
(5)	This amount represents a portion of the severance compensation paid or earned during 2015 pursuant to Mr. O’Neil’s CIC Agreement (as described in more detail below), representing the sum of (x) $53,846 for the first five bi-weekly installments of the cash severance due at termination of employment; and (y) $2,272 for the amount of Company-paid COBRA for November and December. The remainder of the severance and COBRA reimbursement is payable after 2015, subject to Mr. O’Neil’s continued compliance with certain restrictive covenants.

Executive Employment Arrangements

Eric J. Rey (former President and Chief Executive Officer)

In connection with the effectiveness of our initial public offering (the “IPO”), we entered into a confirmatory offer letter with Mr. Rey, our former Chief Executive Officer. The offer letter had no specific term and provided that Mr. Rey was an at-will employee. The confirmatory offer letter set forth, as of the effectiveness of the IPO, Mr. Rey’s annual base salary of $400,000 and his target bonus opportunity of 40% of his annual base salary.

Roger J. Salameh (Interim President and Chief Executive Officer)

In connection with the appointment of Mr. Salameh to the position of Interim President and Chief Executive Officer, we amended and restated the confirmatory offer letter we entered into with Mr. Salameh in connection with the IPO. The amended and restated offer letter has no specific term and provides that Mr. Salameh is an at-will employee. Pursuant to the amended and restated offer letter, Mr. Salameh’s annual base salary was established as $280,000 effective as of February 11, 2016. Additionally, during the period that Mr. Salameh serves as the Interim President and Chief Executive Officer, he will receive additional monthly compensation equal to $10,000 (pro-rated for any partial month as the Interim President and Chief Executive Officer). His target bonus opportunity will be 25% of his annual base salary.

Vic C. Knauf, Ph.D. (Chief Scientific Officer)

In connection with the IPO, we entered into a confirmatory offer letter with Dr. Knauf, our Chief Scientific Officer. The offer letter has no specific term and provides that Dr. Knauf is an at-will employee. The confirmatory offer letter set forth, as of the effectiveness of the IPO, Dr. Knauf’s annual base salary of $280,000 and his target bonus opportunity of 35% of his annual base salary.

Wendy S. Neal (Vice President and Chief Legal Officer)

In connection with the IPO, we entered into a confirmatory offer letter with Ms. Neal, our Vice President and Chief Legal Officer. The offer letter has no specific term and provides that Ms. Neal is an at-will employee. The confirmatory offer letter set forth, as of the effectiveness of the IPO, Ms. Neal’s annual base salary of $395,412 and her target bonus opportunity of 15% of her annual base salary.

Thomas P. O’Neil (former Chief Financial Officer)

On February 25, 2015, in connection with his initial hiring, the Company entered into an offer letter with Mr. O’Neil, our former Chief Financial Officer. The offer letter established Mr. O’Neil’s annual base salary of $280,000 and his target bonus opportunity of 35% of his annual base salary. Additionally, the offer letter provided for an immediate grant of an option to purchase 250,000 pre-split (62,500 post-split) shares of the common stock of the Company. Mr. O’Neil’s right to exercise the option vested over 4 years (25% on the one-year anniversary of February 11, 2015 and 1/48 per month thereafter), subject to his continued service. As of Mr. O’Neil’s termination date, no portion of the option had vested.

Potential Payments upon Termination or Change In Control

Severance and Change in Control Agreements

In February 2015, our Board approved severance and change in control agreements (the “CIC Agreements”) for each of our executive officers, the specific terms of which are discussed below. Each of the CIC Agreements expires by its terms on the third anniversary of the effective date of such agreement.

Pursuant to the CIC Agreements, if we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements) at any time other than during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), then such executive will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months (twelve months for Mr. Rey); and (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for the executive and the executive’s eligible dependents for up to six months (twelve months for Mr. Rey).

If during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then, in lieu of the above described severance benefits, such executive shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months (24 months for Mr. Rey); (ii) reimbursement for premiums paid for coverage pursuant to COBRA, for the executive and the executive’s eligible dependents for up to twelve months (24 months for Mr. Rey); and (iii) vesting shall accelerate as to 100% of all of the executive’s outstanding equity awards.

An executive’s receipt of severance payments or benefits pursuant to a CIC Agreement is subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Agreement.

Each CIC Agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2015.

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Eric J. Rey(2)	622,000	—		$1.08	6/30/2018
	137,500	—		$2.24	10/31/2019
	187,500	—		$2.24	12/31/2019
	125,000	—		$13.56	12/31/2020
	25,000	—		$13.56	12/31/2022
	18,229	6,771	(3)	$6.12	10/29/2024

Vic C. Knauf	237,500	—		$1.08	6/30/2018
	53,000	—		$2.24	10/31/2019
	75,000	—		$2.24	12/31/2019
	18,750	—		$13.56	12/31/2020
	25,000	—		$13.56	12/31/2022
	9,114	3,386	(3)	$6.12	10/29/2024

Wendy S. Neal	50,000	—		$1.08	6/30/2018
	31,250	—		$2.24	10/31/2019
	50,000	—		$2.24	12/31/2019
	18,750	—		$13.56	12/31/2020
	25,000	—		$13.56	12/31/2022
	9,114	3,386	(3)	$6.12	10/29/2024
	—	10,000	(4)	$7.20	2/11/2025

(1)	Stock options to purchase our common stock were granted pursuant to our 2006 Stock Plan. No new awards will be granted under our 2006 Stock Plan, but the plan will continue to govern the terms of options granted thereunder.
(2)	Effective February 11, 2016, Eric J. Rey resigned as our President and Chief Executive Officer, and as a member of our Board of Directors.

(3)	50% of the total option grant (12,500 shares) vested on February 7, 2015, and the remaining 50% vests in 24 equal monthly installments commencing on February 28, 2015, such that the award will be fully vested on January 31, 2017, subject to the executive officer’s continued service through each vesting date.
(4)	The option will vest as to 25% of the shares on February 11, 2016, with the remaining 75% of shares vesting in equal monthly installments beginning on February 29, 2016 and ending on January 31, 2019.

EQUITY BENEFIT AND STOCK PLANS

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2015, we maintained three equity compensation plans, all of which were approved by the Board of Directors and our stockholders prior to our initial public offering in May 2015. The following table provides the information shown for each of the three plans as of December 31, 2015.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Shares remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	3,427,509	(2)	$3.76	3,733,265	(3)
Equity compensation plans not approved by security holders	0		0	0

Total	3,427,509		$3.76	3,733,265

(1)	Includes the following plans: 2006 Stock Plan, 2015 Omnibus Equity Incentive Plan (“2015 Plan”), and 2015 Employee Stock Purchase Plan (“ESPP”). Only option grants were made under the 2006 Stock Plan and 2015 Plan.
(2)	As of December 31, 2015, there were 45,000 outstanding options or other equity grants under the 2015 Plan, and there had not been any purchases pursuant to the ESPP.
(3)	There are no shares of common stock available for issuance under our 2006 Stock Plan, but that plan will continue to govern the terms of option and stock purchase rights granted thereunder. Any shares of common stock that are subject to outstanding awards under our 2006 Stock Plan that are issuable upon the exercise of stock options or purchase of shares pursuant to stock purchase rights that expire or become unexercisable for any reason without having vested or been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2015 Plan. This number includes 3,108,265 shares available for issuance under the 2015 Plan and 625,000 shares reserved for issuance under our ESPP. The 2015 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2025, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 1,650,000 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 437,500 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such fiscal year, or (iii) such other amount as the Board of Directors may determine.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of their duty of loyalty to our Company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we entered into an indemnification agreement with each member of the Board of Directors and each of our executive officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended restated bylaws, may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, director nominees, officers, employees, or other agents or is or was serving at our request as a director, director nominee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors. In our indemnification agreements with these non-employee directors, we have agreed that our indemnification obligations will be primary to any such other indemnification arrangements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

•	we have been or will be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Series D Preferred Stock Financing

Between March and May 2014, we sold an aggregate of 9,822,283 shares of our Series D preferred stock at a purchase price of $3.36 per share for an aggregate purchase price of approximately $33.0 million.

In this transaction, Mandala Capital and its affiliates purchased 8,918,750 shares of our Series D redeemable convertible preferred stock at an aggregate purchase price of $30.0 million and were issued warrants to purchase 1,114,843 shares of our common stock. Following this sale, Mandala Capital and its affiliates beneficially owned more than 5% of our outstanding capital stock. Uday Garg, a member of our Board, is managing director and a member of the board of directors of Mandala Capital.

Vic C. Knauf, our Chief Scientific Officer and a member of our Board, also participated in the Series D Preferred Stock Financing and purchased 3,268 shares of our Series D redeemable convertible preferred stock at an aggregate purchase price of $10,980 and was issued a warrant to purchase 408 shares of our common stock.

All purchasers of our Series D redeemable convertible preferred stock are entitled to specified registration rights. For more information regarding these registration rights, see “Registration Rights,” below.

Moral Compass Corporation

In July 2012, we executed a term note in the principal amount of $8.0 million with Moral Compass Corporation, which holds more than 5% of our capital stock. Darby E. Shupp, the Chairman of our Board of Directors, is the Chief Financial Officer of Moral Compass Corporation and has beneficial ownership of the shares held by Moral Compass Corporation. In November 2014, we amended this note to change the maturity date to the first to occur of (i) April 1, 2016, (ii) the date of an event of default, or (iii) a date designated by Moral Compass Corporation no earlier than the 20th day following our completion of an equity financing with gross proceeds to us of at least $50.0 million. In addition, the interest rate on the term loan remained at prime plus 2% through December 31, 2014, after which the rate increased to 11% per annum until maturity. In April 2015, in connection with our entry into a new term loan facility, we repaid the principal balance of $8.0 million and accrued interest and prepayment fee of $148,000 on the note.

Investors’ Rights Agreements

In March 2014, we entered into investors’ rights agreements with certain holders of our preferred stock, including entities affiliated with Moral Compass Corporation and Mandala Capital, each of which hold 5% or more of our capital stock and with which certain of our directors are affiliated. Pursuant to these agreements, these holders are entitled to rights with respect to the registration of their shares under the Securities Act. For a more detailed description of these registration rights, see “Registration Rights,” below.

Co-Sale Agreement

In March 2014, we entered into a co-sale agreement with certain holders of our preferred stock, including entities with which certain of our directors are affiliated and entities affiliated with Mandala Capital. This co-sale agreement granted certain of our investors the right of co-sale with respect to proposed transfers of our securities by certain stockholders. Such rights terminated upon the completion of our initial public offering in May 2015.

Voting Agreement

In March 2014, we entered into a voting agreement under which certain holders of our capital stock, including entities with which certain of our directors are affiliated and entities affiliated with Mandala Capital, agreed to vote their shares on certain matters, including with respect to the election of directors. The voting agreement terminated upon the completion of our initial public offering in May 2015. None of our stockholders have any special rights regarding the election or designation of members of our Board of Directors or the voting of our capital stock.

Registration Rights

The holders of an aggregate of 29,958,927 shares of our common stock (including shares issuable pursuant to the exercise of warrants to purchase 1,114,843 shares of our common stock), or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. We refer to these shares as “registrable securities.” These rights are provided under the terms of two investors’ rights agreements between us and the holders of these shares, and include demand registration rights, piggyback registration rights, and short form registration rights.

The registration rights terminate with respect to the registration rights of an individual holder on the earliest to occur of five years following our initial public offering in May 2015 or such time as all registrable securities held by such holder can be sold in any 90-day period without registration in compliance with Rule 144 of the Act.

Demand Registration Rights

Certain holders of our preferred and common stock may request that we effect a registration under the Securities Act covering the public offering and sale of all or part of such registrable securities held by such stockholders. Upon any such demand, we must provide notice of such request to all other holders of registrable securities, and then effect the registration of such registrable securities that the initiating holders have requested to register together with all other registrable securities that any other holders of registrable securities have requested to register. Holders of registrable securities may only demand up to a maximum of two registrations under each investors’ rights agreement, and are subject to additional limitations described in the investors’ rights agreements.

Piggyback Registration Rights

If we register any of our securities for public sale in an offering, including pursuant to any stockholder-initiated demand registration, holders of such registrable securities will have the right to include their shares in the registration statement, subject to certain exceptions. The underwriters of any underwritten offering will have the right to limit the number registrable securities to be included in the registration statement, subject to certain restrictions.

Short Form Registration Rights

In the future, we may be obligated under our investors’ rights agreements to effect a registration on Form S-3 under the Securities Act. At any time after we are qualified to file a registration statement on Form S-3, the holders of such registrable securities may request in writing that we effect a registration on Form S-3 if the proposed aggregate offering price of the shares to be registered by the holders requesting registration is at least $1.0 million, subject to certain exceptions.

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year. Prior to the creation of our audit committee, our full Board of Directors reviewed related party transactions, with any directors abstaining from matters in which the director had an interest.

We believe that we have executed all of the transactions set forth under the section entitled “Certain Relationships and Related Party Transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our Board of Directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director, including our non-employee directors, may send their communications in writing to the Corporate Secretary at Arcadia Biosciences, Inc., 4222 East Thomas Road, Suite 320, Phoenix, AZ 85018, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chairman of the Board.

The Corporate Secretary may decide in the exercise of her judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s nominating and governance committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Arcadia filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015 with our management. In addition, the audit committee has discussed with Deloitte & Touche LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted by the members of the audit committee of the Board of Directors:

James R. Reis (Chair)

Matthew A. Ankrum

George F.J. Gosbee

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors consists of seven members. In accordance with our amended and restated certificate of incorporation, the Board of Directors is divided into three classes with staggered three-year terms. At the 2016 Annual Meeting, two directors will be re-elected for three-year terms.

Nominees

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, George F.J. Gosbee and James R. Reis as nominees for re-election to the Board of Directors at the Annual Meeting. If re-elected, each of Mr. Gosbee and Mr. Reis will serve as Class I directors until our annual meeting in 2019, and until a successor is qualified and elected or until his earlier resignation, death or removal. Each of the nominees is currently a director of the Company. Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of George F.J. Gosbee and James R. Reis. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the re-election of each of George F.J. Gosbee and James R. Reis as Class I directors.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2016, and the Board recommends that stockholders vote for ratification of such appointment.

Notwithstanding its selection or voting results, the audit committee in its discretion may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of Arcadia and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Deloitte & Touche LLP served as Arcadia’s independent registered public accounting firm for the year ended December 31, 2015. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Deloitte & Touche LLP for the years ended December 31, 2015 and 2014:

	Year Ended December 31,
	2015		2014
Audit Fees(1)		$570,285		$2,401,608
Audit-Related Fees
Tax Fees	$		$
All Other Fees(2)		2,000		2,000

Total		$572,285		$2,403,608

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit Fees in 2014 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in May 2015.
(2)	All other fees consist of licensing fees for Deloitte & Touche LLP’s accounting research software.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2015 and 2014, all fees identified above under the captions “Audit Fees,” and “All Other Fees” that were billed by Deloitte & Touche LLP were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2015, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2016. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2016.

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 4222 East Thomas Road, Suite 320, Phoenix, AZ 85018, Attn: Corporate Secretary.

We filed our Annual Report with the SEC on March 8, 2016. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Arcadia stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 4222 East Thomas Road, Suite 320, Phoenix, AZ 85018, Attn: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Davis, California

April 22, 2016

VOTE BY INTERNET - www.proxyvote.com
ARCADIA BIOSCIENCES, INC. 202 COUSTEAU PLACE SUITE 105 DAVIS, CA 95618

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E07096-P74954	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCADIA BIOSCIENCES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	To elect two Class I directors to hold office until the	☐	☐	☐
2019 annual meeting of stockholders or until their
respective successors are elected and qualified:
Nominees:
01) George F.J. Gosbee
02) James R. Reis

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.	☐	☐	☐
NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Directions to the Annual Meeting of Stockholders to be held on June 9, 2016 at

the offices of Deloitte & Touche LLP

2901 North Central Avenue, Suite 1200, Phoenix, Arizona 85012

Directions from the East (Phoenix Sky Harbor Airport/Tucson/Globe):

Take I-10 West to the 7th Street exit, EXIT 145A, then keep right to merge onto North 7th Street.

Proceed on North 7th Street to East Thomas Road; turn left onto East Thomas Road.

Proceed approximately 1 mile, then turn right onto North Central Avenue; 2901 North Central Avenue is on the northeast corner of North Central Avenue and East Thomas Road.

Paid parking is available in the adjacent lot at 21 East Catalina Drive at ~ $12/day.

Directions from the North (Flagstaff):

Take I-17 South/Black Canyon Freeway South toward Tucson.

Take EXIT 201 toward US-60 West/Thomas Road, then take the first exit left onto West Thomas Road.

Proceed on West Thomas Road. Turn right onto North 1st Avenue; turn left onto West Virginia Avenue; then turn left at the first cross street onto North Central Avenue. Proceed north approximately 1 block; 2901 North Central Avenue is on the northeast corner of North Central Avenue and East Thomas Road.

Paid parking is available in the adjacent lot at 21 East Catalina Drive at ~ $12/day.

Directions from the West (Buckeye/Goodyear/Los Angeles):

Take I-10 East to the 7th Avenue exit, EXIT 144A, then keep left to merge onto North 7th Avenue.

Proceed on North 7th Avenue to West McDowell Road; turn right onto West McDowell Road.

Proceed approximately 1 mile, then turn left onto North Central Avenue; 2901 North Central Avenue is on the northeast corner of North Central Avenue and East Thomas Road.

Paid parking is available in the adjacent lot at 21 East Catalina Drive at ~ $12/day.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

To Be Held on June 9, 2016:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07097-P74954

ARCADIA BIOSCIENCES, INC.

Annual Meeting of Stockholders

June 9, 2016 9:00 A.M.

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Darby E. Shupp and Wendy S. Neal, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of, Arcadia Biosciences, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 9, 2016, at 9:00 A.M. local time, at the offices of Deloitte & Touche LLP, 2901 North Central Avenue, Suite 1200, Phoenix, Arizona 85012, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in his/her discretion upon such other matters as may properly come before the Annual Meeting.

The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated April 22, 2016, and a copy of Arcadia Biosciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on March 8, 2016. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Arcadia Biosciences, Inc., gives notice of such revocation.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement. This proxy may be revoked at any time prior to the time it is voted.

Continued and to be signed on reverse side